EMPLOYMENT AGREEMENT

     AGREEMENT effective this _1st_ day of January, 2000 by and between TSR Inc., a Delaware corporation, with offices at 400 Oser Avenue, Hauppauge, New York 11788 (hereinafter called the "Corporation") and John G. Sharkey, residing at 24 Wintergreen Dr., Melville, New York 11747 (hereinafter called "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Corporation desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. The Corporation hereby employs Executive as Vice President of Finance and Controller of the Corporation or such other position as he may be elected or appointed to by the Corporation's Board of Directors, to perform such supervisory or executive duties on behalf of the Corporation as the Board of Directors of the Corporation may from time to time determine.

     2. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and to promote the interest of the Corporation, will perform the duties assigned to him pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Board of Directors of the Corporation and the Corporation's President. Executive shall at all times be subject to, observe and carry out such rules and regulations as the Board of Directors of President of the Corporation or it may from time to time establish. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the Corporation or any of its subsidiaries to which he is elected, including without limitation as a director of the Corporation or any of its subsidiaries.

     3. Executive shall be employed for a term of three (3) years commencing as of the 1st day of January, 2000 and ending on the 31st day of December, 2002 (the "Term"), unless his employment is terminated prior to the expiration of said three (3) year term pursuant to the provisions hereof.


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     4. As full compensation for his services hereunder, the Corporation will pay to Executive a salary at the rate of One Twenty-Five Thousand ($125,000) Dollars per annum, payable in equal installments no less frequently than semi-monthly. The annual salary shall be subject to increase in the discretion of the President of the Corporation. In addition, Executive shall be entitled to a discretionary bonus, in an amount determined in good faith by the President of the Corporation, based on standards relating to the Executive's performance and the Corporation's performance determined in good faith by the President of the Corporation. The bonus provided for hereunder shall be payable by the Corporation to Executive within 30 days of the end of the calendar year to which such bonus relates. In addition to such compensation, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance medical services, or other employee benefit plan generally available to executives of the Corporation which may be in effect from time to time during the period of his employment hereunder. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan. Employee shall also continue to be entitled to a leased car comparable to the car which he is currently provided. Executive shall be entitled to four weeks of paid vacation for each year.

     5. The Corporation shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate vouchers therefor and approval thereof by the President of the Corporation; provided, however, that no reimbursement has been made by the Corporation for expenses substantially disallowed, Executive shall reimburse the Corporation for any such amounts. Such reimbursements shall be subject to the expense reimbursement policies of the Corporation which are in effect from time to time.

     6. Notwithstanding any provision contained herein to the contrary, the Corporation may terminate Employee's employment hereunder at any time for "Cause" as such term has been interpreted pursuant to the decisions of the courts of the State of New York which have interpreted the meaning for "Cause" for justifiable termination pursuant to employment arrangements generally. The Corporation may terminate such employment without Cause at any time; provided however, the Corporation shall continue to pay the Employee his base compensation, which shall not exceed the rate of $125,000 per annum, during the balance of the term. In the event of a termination of Employee's employment Employee shall be eligible to continue to receive, at the Company's expense, all benefits provided by the Corporation as enumerated in Paragraph 4, above.

     7. CHANGE IN CONTROL. (a) Executive shall have the right to terminate his employment hereunder following a Change in Control. If Executive elects to terminate his employment hereunder, he shall do so by written notice given within 60 days after the event constituting a Change in Control.

        (b) For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred:

            (i) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) (the "VOTING SECURITIES") by any "person", "entity" or "group of affiliated persons" (as such terms are used for purposes of Section 13(d) or 14(d) (collectively, "PERSONS") of the

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                Securities Exchange Act of 1934, as amended (the "1934 Act")
                (other than Joseph Hughes or a group which includes Joseph Hughes) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act and irrespective of any vesting or waiting periods) of twenty (20%) percent or more of the combined voting power of the Corporation's then outstanding Voting Securities; unless immediately after such acquisition Joseph Hughes beneficially owns a greater percentage of the Voting Securities than such Persons.

           (ii) An acquisition of any voting sceurities of the corporation (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) ( the "VOTING SECURITIES" by any "person", "entity" or "group of affiliated persons" ( as such terms are used for purposes of Section 13(d) or 14(d) ( collectively, " PERSONS" ) of the Securities Exchange Act of 1934 , as amended ( the "1934 Act") ( other than Joseph Hughes or a group which includes Joseph Hughes) immediately after which such Person has " Beneficial Ownership" ( within the meaning of Rule 13d-3 promulgated under the 1934 Act and irrespective of any vesting or waiting periods) of a greater percentage of the Voting Securities than Joseph Hughes, if within six months thereafter the individuals who were members of the Board of Directors immediately prior to such acquisution or the initial agreement relating to such acquisution no longer constitute at least a majority of the members of the Board of Directors of the Company.

          (iii) A merger, consolidation or reorganization involving the Corporation or a sale of all or substantially all of the assets of the Corporation, unless

                    (A) the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty (50%) percent of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization or sale of all or substantially all of the assets (the "SURVIVING ENTITY") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization or sale of all or substantially all of the assets, and

                    (B) the individuals who were members of the Board of
                Directors immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization or sale of all or substantially all of the assets constitute at least a majority of the members of the board of directors of the Surviving Entity or an entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Entity, and

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                    (C) no Person (other than the Corporation, any subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Entity or any subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization or sale of all or substantially all of the assets had Beneficial Ownership of thirty (30%) percent or more of the then outstanding Voting Securities) owns, directly or indirectly, thirty (30%) percent or more of the combined voting power of the Surviving Entity's then outstanding Voting Securities.

           (iv) A complete liquidation or dissolution of the Corporation.

            (v) There has been a public announcement of a Change in Control of the Corporation (provided, however, that consummation of the Change in Control of the Corporation shall be a condition precedent to the effectiveness of this provision) and at any time thereafter the employment of the Executive under this Agreement is terminated for any reason whatsoever;

        (c) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

        (d) If Employee's employment is terminated pursuant to this Section, the Corporation shall pay to the Executive (i) his full salary at the rate then in effective through the date of termination and plus an amount equal to the annual salary payable hereunder at the rate then in effect and (ii) and an amount equal to the pro rata portion of the bonus to which Executive is entitled for the then current year (based on the portion of the year through the date of termination) through the date of termination or if such amount cannot be determined, the pro rata portion of the bonus paid for the preceding year through the date of termination plus an amount equal to the bonus payable for a one year period based on the annual bonus payable for the then current year, or if such amount cannot be determined, the amount of the bonus paid for the prior year. In addition, the Company will continue to provide and to Executive, at the Company's expense, all benefits as enumerated in Paragraph 4 above for a period of one year.

     8. The Corporation and Employee are simultaneously herewith entering into a Maintenance of Confidence and Non-Compete Agreement, the terms of which are hereby expressly incorporated into this Agreement, provided, however, that the Maintenance of Confidence and Non-Compete Agreement shall continue to be effective notwithstanding any termination of Employee's employment hereunder and shall continue in effect upon expiration of this Employment Agreement pursuant to the terms of the Maintenance of Confidence and Non-Compete Agreement.


                                      -4-
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     9. In the event of Executive's death during the Term, this Agreement shall terminate immediately, and Executive's legal representatives shall be entitled to receive the salary due Executive through the last day of the calendar month during which his death shall have occurred.

     10. If, during the Term, Executive is unable to perform his duties hereunder on account of illness, accident or other physical or mental incapacity and such illness or other incapacity shall continue for a period of four(4) consecutive months or an aggregate of one hundred and eighty (180) days in any consecutive twelve (12) month period, the Corporation shall have the right, on fifteen (15) days written notice (given after such period) to Executive, to terminate this Agreement. In such event, the Corporation shall be obligated to pay to Executive his compensation only to the end of the calendar month in which such termination occurs. However, if prior to the date specified in such notice, Executive's illness or incapacity shall have terminated and he shall have taken up the performance of his duties hereunder, Executive shall be entitled to resume his employment hereunder, as though such notice had not been given.

     11. (a) The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion

     12. (b) In connection with paragraph 11(a) above, Executive shall, at such time or times and at such place or places as the Corporation may reasonable direct, submit himself to such physical examinations and executive and deliver such documents as the Corporation may deem necessary or desirable. Confidentiality. Executive acknowledges that, through his status as Vice President, Finance and Controller of the Corporation, and will have, possession of Confidential Information (as defined herein) as to the business of the Corporation. Executive agrees that all such Confidential Information constitutes a vital part of the business of the Corporation and its affiliates and is by its nature trade secrets and confidential information proprietary to the Corporation and its affiliates. Executive agrees that he shall not divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium to any individual, firm, partnership, corporation or other entity or person, any knowledge or information with respect to Confidential Information directly or indirectly relating to the business of the Corporation or any of its affiliates. The term "Confidential Information" shall mean any information not generally known in the relevant trade or otherwise not generally available to the public, which was obtained from the Corporation or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Corporation.

     13. The parties hereto acknowledge that Executive's service are unique and that, in the event of a breach of Executive of any of his obligations under this Agreement, the corporation will not have an adequate remedy at law. Accordingly, in the event of any such breach of threatened breach by Executive, the Corporation shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive participating in such breach of threatened breach from the violation of the provisions thereof. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

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     14. This Agreement together with the Maintenance of Confidence and
Non-Compete Agreement executed on the same date hereof, constitute the entire agreement of the parties hereto and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

     15. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

                   If to the Corporation at:

                   Chairman of the Board
                   TSR, Inc.
                   400 Oser Avenue
                   Hauppauge, New York 11788

                   With a copy to:

                   Steven A. Fishman, Esq.
                   Battle Fowler LLP
                   75 East 55th Street
                   New York, NY 10022

                   If to the Executive at:
                   Mr. John Sharkey
                   24 Wintergreen Dr.
                   Melville, NY 11747

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph 16. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

     16. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, its successors and assigns.

     17. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     18. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Sate of New York applicable to agreements entered into and to be performed entirely therein.

     19. If any clause, paragraph, section of part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

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     20. Employee acknowledges that he is not subject to any agreement which would in any way restrict him from carrying out his employment as contemplated hereunder.

     21. This agreement supersedes any prior employment agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day in year first above written.

                                     TSR, INC.

                                     By:  /s/   J. F. HUGHES
                                         ---------------------------
                                         Name:  J. F. Hughes
                                         Title: President

                                          /s/   JOHN G. SHARKEY
                                         ---------------------------
                                                John G. Sharkey